EXHIBIT 32.0
CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Mattel, Inc. a Delaware corporation (the “Company”), on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission (the “Report”), Ynon Kreiz, Chairman and Chief Executive Officer, and Joseph J. Euteneuer, Chief Financial Officer, of the Company, do each hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) that, to his knowledge:
(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 25, 2020	By:	/s/ YNON KREIZ
Ynon Kreiz Chairman and Chief Executive Officer

/s/ JOSEPH J. EUTENEUER
Joseph J. Euteneuer Chief Financial Officer